UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 9, 2009

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

1848 Commercial Street
San Diego, California 92113
 (Address of Principal Executive Offices, Zip Code)

(877) 246-4354
(Registrant's Telephone Number, Including Area Code)

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 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events
Item 8.01 Other Events

On October 9, 2009, Kenneth Morgan served a complaint in San Diego Superior Court against Helix Wind, Inc. (the “Company”), Scott Weinbrandt, its Chairman and President, and Ian Gardner, its Chief Executive Officer. The Complaint allegations include  breach of the Plaintiff’s employment agreement, unpaid wages, and related claims.  All of these claims relate to Plaintiff’s allegation that he was unfairly forced out of the Company.  Although no specific amount of damages are alleged, the Company believes the amount of back wages being sought is approximately $98,500. The Company had previously booked a reserve for Mr. Morgan’s alleged back wages in its SEC filings under Accrued Compensation and Short Term Notes.

The Company intends to defend this lawsuit vigorously, as the Company maintains that the Plaintiff resigned voluntarily. As well, the Company attempted to locate the Plaintiff to arrange payment of any back wages, but the Plaintiff failed to appear.  In addition, the Company intends to press its own claims against the Plaintiff related to poor work performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP.

By: /s/ Scott Weinbrandt
Name:  Scott Weinbrandt
Title: President

Date:  October 15, 2009